UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2019

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15723		05-0376157
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

313 Iron Horse Way,	Providence,	RI	02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2019 Annual Meeting of Stockholders, held on December 18, 2019 (the “Annual Meeting”), the stockholders of United Natural Foods, Inc. (the “Company”) approved the United Natural Foods, Inc. 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”). On September 26, 2019, the Company’s Board of Directors (the “Board”) adopted the 2020 Equity Incentive Plan, which became effective when approved by stockholders. A detailed summary of the material terms of the 2020 Equity Incentive Plan appears on pages 55-63 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on November 5, 2019. This summary of the 2020 Equity Incentive Plan is qualified in its entirety by reference to the full text of the 2020 Equity Incentive Plan, which is filed as Appendix A to the Proxy Statement and incorporated herein by reference.

Additionally, on December 3, 2019, the Compensation Committee of the Board approved, subject to stockholder approval of the 2020 Equity Incentive Plan, new forms of award agreements for grants of time-based restricted stock units (“RSUs”) pursuant to the 2020 Equity Incentive Plan to certain Participants (as defined in the applicable award agreement). There are three forms of RSU award agreements, which reflect the different vesting and payout terms and death, disability and retirement provisions for awards granted to the Company’s directors and certain employees of the Company. Copies of the form of award agreements for grants of RSUs are attached hereto as Exhibits 10.1 through 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

The Compensation Committee also approved, subject to stockholder approval of the 2020 Equity Incentive Plan, a new form of award agreement for grants of performance-based restricted stock unit (“PSU”) awards to certain employees of the Company. The PSU award agreement provides for either a full or pro rata payout of PSUs earned based on the Company's performance, subject to certain conditions being met. A copy of the award agreement for the PSUs is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, a total of 45,368,908 shares of the Company’s common stock, out of a total of 53,319,185 shares of common stock outstanding and entitled to vote as of October 21, 2019, the record date, were present in person or represented by proxies. The Company’s stockholders voted on four proposals at the Annual Meeting. The results of voting on the four proposals, including final voting tabulations, are set forth below.

(1)    The stockholders elected Eric F. Artz, Ann Torre Bates, Denise M. Clark, Daphne J. Dufresne, Michael S. Funk, James P. Heffernan, James Muehlbauer, Peter A. Roy, Steven L. Spinner, and Jack Stahl to serve as Directors until the annual meeting of stockholders to be held in 2020 and until their successors are duly elected and qualified.

Name	For	Against	Abstain	Broker Non-Votes
Eric F. Artz	34,318,181	2,175,777	171,889	8,703,061
Ann Torre Bates	34,781,745	1,722,818	161,284	8,703,061
Denise M. Clark	34,541,348	1,960,784	163,715	8,703,061
Daphne J. Dufresne	33,964,406	2,535,830	165,611	8,703,061
Michael S. Funk	34,822,590	1,696,735	146,522	8,703,061
James P. Heffernan	28,545,907	8,025,451	94,489	8,703,061
James Muehlbauer	35,778,729	723,464	163,654	8,703,061
Peter A.Roy	33,864,994	2,634,599	166,254	8,703,061
Steven L. Spinner	34,123,023	2,390,977	151,847	8,703,061
Jack Stahl	35,570,777	922,667	172,403	8,703,061

(2)    The stockholders approved the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 1, 2020.

For	Against	Abstain	Broker Non-Votes
38,845,306	5,666,195	857,407	-

(3)    The stockholders approved, on an advisory basis, the Company’s executive compensation.

For	Against	Abstain	Broker Non-Votes
26,551,317	9,970,755	143,775	8,703,061

(4)    The stockholders approved the 2020 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
19,339,904	17,123,496	202,447	8,703,061

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Form of RSU Award Agreement (Director)
10.2	Form of RSU Award Agreement (Employee I)
10.3	Form of RSU Award Agreement (Employee II)
10.4	Form of PSU Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By: /s/ Jill E. Sutton
Name: Jill E. Sutton
Title: Chief Legal Officer, General Counsel and Corporate Secretary

Date: December 19, 2019